CHANGE IN CONTROL SEVERANCE AGREEMENT


                  THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of this 13th day of December, 1995, by and between SCHENECTADY FEDERAL SAVINGS BANK, a federally chartered savings institution (which, together with any successor thereto which executes and delivers the assumption agreement provided for in Section 11(a) hereof or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law, is hereinafter referred to as the "Company"), and Michael J. Krywinski (the "Employee") whose residence address is 34 Omega Terrace Latham, NY 12110.

         WHEREAS, the Employee is currently serving as the Vice President of Lending of the Bank; and

         WHEREAS, the Company has adopted a plan of conversion whereby the Company will convert (the "Conversion") to capital stock form and become the wholly owned subsidiary of SFS Bancorp, Inc. (the "Holding Company"); and

         WHEREAS, the Board of Directors of the Company recognizes that, as is the case with publicly held corporations generally, the possibility of a change in control of the Holding Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholder; and

         WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Company and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties without dis traction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Holding Company, although no such change is now contemplated; and

         WHEREAS, the Board of Directors of the Company has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 1 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein con tained, it is AGREED as follows:

1.       TERM OF AGREEMENT.

         The term of this Agreement shall be deemed to have commenced as of the date of the completion of the Company's conversion to stock form and shall continue for a period of twelve (12) full calendar months thereafter. Commencing on the first monthly anniversary date of this Agreement and continuing at each monthly anniversary date thereafter, this Agreement shall be extended for a period of one month in addition to the then-remaining term of employment under this Agreement, unless either the Company or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended.

         Notwithstanding any other statement or provision in this Agreement to the contrary, beginning on the first annual anniversary date of the conversion, this Agreement will not be automatically extended unless, within 13 months prior thereto, the Board of Directors of the Company reviews a formal performance evaluation of the Employee performed by the disinterested members of the Board of Directors of the Company and reflected in the minutes of the Board of Directors.

2.       PAYMENTS TO THE EMPLOYEE UPON CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control (as herein defined) of the Company or the Holding Company followed at any time during the term of this Agreement by the involuntary termination of the Employee's employment, other than for cause, as defined in Section 2(d) hereof, the provisions of Section 3 shall apply.

         (b) A "change in control" of the Company or the Holding Company is defined solely as any acquisition of control (other than by a trustee or other fiduciary holding securities under an employee benefit plan of the Holding Company or a subsidiary of the Holding Company), as defined in 12 C.F.R. ss. 574.4, or any successor regulation, of the Company or Holding Company which would require the filing of an application for acquisition of control or notice of change in control in a manner as set forth in 12 C.F.R. ss. 574.3, or any successor regulation.

         (c) The Employee's employment under this Agreement may be terminated at any time by the Board of Directors of the Company. The terms "involuntary termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent. In addition, a material diminution of the Employee's benefits or an adverse change in the quality of the work environment shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Employee, shall constitute such diminution or interference unless consented to in writing by the Employee: (1) change in the principal workplace of the Employee to a location outside of a 20 mile radius from the Company's headquarters office as of the date hereof; (2) a reduction or adverse change in the scope or nature of the secretarial or other administrative support of the Employee; (3) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Company or the Holding Company; and (4) a material increase in the required hours of work or the workload of the Employee.

         (d) The Employee shall not have the right to receive termination benefits pursuant to Section 3 hereof upon termination for cause. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule, or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the

Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee was guilty of conduct con stituting "cause" as set forth above and specifying the particulars thereof in detail.

3. TERMINATION BENEFITS.

         (a) Upon the occurrence of a change in control, followed by the involuntary termination of the Employee's employment, other than for cause, the Company shall pay to the Employee in a lump sum in cash within 25 business days after the date of severance of employment an amount equal to 100 percent of the Employee's "base amount" of compensation, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"). At the discretion of the Employee, upon an election pursuant to Section 3(d) hereof, such payment may be made, on a pro rata basis, semi-monthly during the twelve (12) months following the Employee's termination.

         (b) Upon the occurrence of a change in control of the Company or the Holding Company followed by the involuntary termination of the Employee's employment, other than for cause, the Company shall cause life and health insurance coverage (substantially similar to the coverage maintained by the Company for the Employee prior to his severance) to be maintained for a period of 12 months or for the remaining term of the agreement, whichever is greater.

4.       CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible (in whole or part) by the Company for Federal income tax purposes because of Section 280G of the Code, then the aggregate present value of amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement (such amounts payable or distributable pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. For purposes of this Section 4, present value shall be determined in accordance with Section 280G(d)(4) of the Code.

         (b) All determinations required to be made under this Section 4 shall be made by the Company's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten business days of the Date of Termination, or at such earlier time as is requested by the Company, provide to both the Company and the Employee an opinion (and detailed supporting calculations) that the Company has substantial authority to deduct for federal income tax purposes the full amount of the Agreement Payments and that the Employee has substantial authority not to report on his federal income tax return any excise tax imposed by Section 4999 of the Code with respect to the Agreement Payments. Any such determination and opinion by the Advisory Firm shall be binding upon the Company and the Employee. The Employee shall determine which and how much, if any, of the Agreement

Payments shall be eliminated or reduced consistent with the requirements of this
Section 4, provided that, if the Employee does not make such determination within ten business days of the receipt of the calculations made by the Advisory Firm, the Company shall elect which and how much, if any, of the Agreement Payments shall be eliminated or reduced consistent with the requirements of this
Section 4 and shall notify the Employee promptly of such election. Within five business days of the earlier of (i) the Company's receipt of the Employee's determination pursuant to the immediately preceding sentence of this Agreement or (ii) the Company's election in lieu of such determination, the Company shall pay to or distribute to or for the benefit of the Employee such amounts as are then due the Employee under this Agreement. The Company and the Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section 4.

         (c) As a result of uncertainty in application of Section 280G of the Code at the time of the initial determination by the Advisory Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments will not have been made by the Company which should have been made ("Underpay ment"), in each case, consistent with the calculations required to be made hereunder. In the event that the Advisory Firm, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Advisory Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which the Employee shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Advisory Firm, based upon controlling preceding or other sub stantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

 5. REQUIRED REGULATORY PROVISIONS.

         (a) The Company may terminate the Employee's employment at any time, but any termination by the Company, other than a termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall not have the right to receive compensation or other benefits for any period after a termination for cause as defined in
Section 2(d) hereinabove.

         (b) If the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Company may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of the obligations which were suspended.

         (c)  If  the  Employee  is  removed  from  office  and/or   permanently
prohibited from participating in the conduct of the Company's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) or (g)(1), all obligations of the Company under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         (d) If the Company becomes in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the parties.

         (e) All obligations under this Agreement may be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Company: (i) by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") at the time the FDIC or the RTC enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in Section 13(c) of the FDIA, or (ii) by the Director of the Office of Thrift Supervision ("OTS") or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Company or when the Company is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

6. REINSTATEMENT OF BENEFITS UNDER SECTION 9(b).

         In the event the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice described in Section 12 hereof (the "Notice") during the term of this Agreement and a change in control occurs, the Company will assume its obligation to pay and the Employee will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Company's receipt of a dismissal of charges in the Notice.

 7. EFFECT ON PRIOR  AGREEMENTS  AND EXISTING  BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Company and the Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Employee is subject to receiving fewer benefits than those available to him without reference to this Agreement.

8.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, the Employee, the Company and their respective successors and assigns.

9.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.  NO MITIGATION.

         The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

11.  NO ASSIGNMENTS.

         (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the compensation pursuant to Section 3 hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

12.  NOTICE.

         For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement (provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company), or to such other address as either party may have fur nished to the other in writing in accordance herewith.

13.  AMENDMENTS.

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

14.  PARAGRAPH HEADINGS.

         The paragraph  headings used in this Agreement are included  solely for
convenience  and  shall  not  affect,   or  be  used  in  connection  with,  the
interpretation of this Agreement.

15.  SEVERABILITY.

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.  GOVERNING LAW.

         This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of New York.

17.  ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

18.      REIMBURSEMENT.

         In the event the Company purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is deter mined by any such court or arbitrator that the Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Em ployee is otherwise entitled under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

ATTEST:                                         SCHENECTADY FEDERAL SAVINGS BANK



                                            By:
Richard D. Ammian, Secretary                     Joseph H. Giaquinto, President




WITNESS:                                             EMPLOYEE